Exhibit 10.1
Extension Agreement
     This Extension Agreement is dated as of September 26, 2006 between Tollgrade Communications, Inc., having an address at 493 Nixon Road, Cheswick, PA 15024 (“Tollgrade”) and Bulova Technologies EMS LLC, with an address at 3900 W. Sarno Rd., Melbourne, FL 32934 (“Bulova Technologies”).
     WHEREAS, Tollgrade (as successor in interest to Acterna Corporation) and Bulova Technologies (as successor in interest to Dictaphone Corporation’s Electronic Manufacturing Services Division) are parties to a Supply Agreement dated July 25, 2002, which sets forth the terms pursuant to which Bulova Technologies manufactures and supplies to Tollgrade, and Tollgrade purchases from Bulova, certain products (the “Supply Agreement”);
     WHEREAS, the Supply Agreement was initially scheduled to expire on July 24, 2004, and has been successively extended through September 30, 2006;
     WHEREAS, Tollgrade and Bulova Technologies desire to replace the Supply Agreement with a new supply agreement, but have not yet completed negotiations with respect to such new supply agreement; and
     WHEREAS, Tollgrade and Bulova Technologies desire to further extend the term of the Supply Agreement through March 31, 2007 or until a new supply agreement is executed, if sooner;
     NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the parties agree as follows:
     1. Extension of Supply Agreement. The parties hereby agree that the Supply Agreement is hereby extended through March 31, 2007 or until such time as the parties execute a new supply agreement, if sooner.
     2. Miscellaneous. Except as extended hereby, the provisions of the Supply Agreement shall remain in full force and effect. This Extension Agreement will be governed in all respects by the laws of the Commonwealth of Pennsylvania without reference to any choice of law provisions. This Extension Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties have hereunto set their hands the date first above written.

TOLLGRADE COMMUNICATIONS, INC.			BULOVA TECHNOLOGIES EMS LLC

By:	/s/ Jennifer M. Reinke		By:	/s/ James Davis
	Name:	Jennifer M. Reinke		Name:	James Davis
	Title:	Assistant Secretary		Title:	President